Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Information

On February 2, 2026, The Hain Celestial Group, Inc. (“Hain”) announced that it had entered into an asset purchase agreement with Snackruptors Inc. (“Snackruptors”) dated as of January 30, 2026 (the “Purchase Agreement”) pursuant to which Snackruptors agreed to acquire from Hain its North American Snacks business, including Garden Veggie Snacks™, Terra® chips and Garden of Eatin’® snacks as well as certain private label products, subject to the terms and conditions set forth therein (the “Transaction”). On February 27, 2026, Hain completed the Transaction and received $111.2 million in cash, reflecting the total purchase price of $115.0 million less the holdback of an estimate for a customary inventory adjustment, which is subject to finalization following the closing.

The Transaction does not meet the criteria requiring the presentation of the business as a discontinued operation in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and is considered a disposition of a significant business under Item 2.01 of Form 8-K. Hain prepared the accompanying unaudited pro forma consolidated financial statements in accordance with Article 11 of Regulation S-X.

The unaudited pro forma consolidated financial information is prepared based upon available information and does not include all of the information and note disclosures required by U.S. GAAP. The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2025 has been prepared giving effect to the Transaction as if it had occurred on December 31, 2025, the end of the most recent period for which a balance sheet is required. The accompanying unaudited pro forma consolidated statements of operations for the six months ended December 31, 2025 and fiscal year ended June 30, 2025 give effect to the Transaction as if it had occurred on July 1, 2024.

The unaudited pro forma consolidated financial information is provided for illustrative informational purposes only, has been derived from the historical consolidated financial statements of Hain and is presented based on available information and certain assumptions that Hain believes are reasonable and that are described in the accompanying notes. Differences between these preliminary estimates and the final sale accounting may arise, and these differences could have a material effect on the unaudited pro forma consolidated financial information and the Company’s future results of operations and financial position. The unaudited pro forma consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transaction been completed as of the dates indicated or that may be achieved in the future.

The accompanying unaudited pro forma consolidated financial statements should be read together with:

•
The accompanying notes to the unaudited pro forma consolidated financial statements;
•
The Company’s historical consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q for quarter ended December 31, 2025 (the “Form 10-Q”), filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2026; and
•
The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 15, 2025.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2025
(In thousands, except par values)
	As Reported	Transaction Accounting Adjustments	Note	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$68,017	$10,119	(b), (d)	$78,136
Accounts receivable, less allowance for doubtful accounts of $2,212	174,064	-		174,064
Inventories	215,742	(34,292)	(a)	181,450
Prepaid expenses and other current assets	76,435	-		76,435
Assets held for sale	30,137	-		30,137
Total current assets	564,395	(24,173)		540,222
Property, plant and equipment, net	250,500	(55,492)	(a)	195,008
Goodwill	378,042	(61,070)	(a)	316,972
Trademarks and other intangible assets, net	194,293	(8,000)	(a)	186,293
Operating lease right-of-use assets, net	67,348	(10,779)	(a)	56,569
Other assets	22,832	-		22,832
Total assets	$1,477,410	$(159,514)		$1,317,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$198,475	$-		$198,475
Accrued expenses and other current liabilities	103,190	7,040	(a), (c)	110,230
Current portion of long-term debt	704,315	(100,526)	(a), (d), (e)	603,789
Liabilities related to assets held for sale	10,554	-		10,554
Total current liabilities	1,016,534	(93,486)		923,048
Long-term debt, less current portion	388	(50)	(a)	338
Deferred income taxes	40,923	-	(f)	40,923
Operating lease liabilities, noncurrent portion	61,683	(10,666)	(a)	51,017
Other noncurrent liabilities	27,637	-		27,637
Total liabilities	1,147,165	(104,202)		1,042,963

Stockholders’ equity:
Preferred stock - $.01 par value, authorized 5,000 shares; issued and outstanding: none	-	-		-
Common stock - $.01 par value, authorized 150,000 shares; issued: 113,456; outstanding: 90,993	1,135	-		1,135
Additional paid-in capital	1,241,446	-		1,241,446
Retained deficit	(89,953)	(55,312)	(a), (b), (c), (e)	(145,265)
Accumulated other comprehensive loss	(91,893)	-		(91,893)
	1,060,735	(55,312)		1,005,423
Less: Treasury stock, at cost, 22,463 shares	(730,490)	-		(730,490)
Total stockholders’ equity	330,245	(55,312)		274,933
Total liabilities and stockholders’ equity	$1,477,410	$(159,514)		$1,317,896

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2025
(In thousands, except per share amounts)
	As Reported	Transaction Accounting Adjustments	Note	Pro Forma
Net sales	$752,003	$(137,320)	(a)	$614,683
Cost of sales	609,486	(124,193)	(a)	485,293
Gross profit	142,517	(13,127)		129,390
Selling, general and administrative expenses	126,415	(9,785)	(a)	116,630
Goodwill impairment	119,908	-		119,908
Intangibles and long-lived asset impairment	11,917	-		11,917
Productivity and transformation costs	13,453	(16)	(a)	13,437
Amortization of acquired intangible assets	2,411	-		2,411
Proceeds from insurance claim	(25,900)	-		(25,900)
Operating loss	(105,687)	(3,326)		(109,013)
Interest and other financing expense (income), net	31,161	(3,835)	(e)	27,326
Other income, net	(1,653)	(3)	(a)	(1,656)
(Loss) income before income taxes and equity in net loss of equity-method investees	(135,195)	512		(134,683)
Provision for income taxes	1,130	-	(f)	1,130
Equity in net loss of equity-method investees	306	-		306
Net (loss) income	$(136,631)	$512		$(136,119)

Net loss per common share:
Basic	$(1.51)			$(1.50)
Diluted	$(1.51)			$(1.50)

Shares used in the calculation of net loss per common share:
Basic	90,482			90,482
Diluted	90,482			90,482

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JUNE 30, 2025
(In thousands, except per share amounts)
	As Reported	Transaction Accounting Adjustments	Note	Pro Forma
Net sales	$1,559,780	$(336,007)	(a)	$1,223,773
Cost of sales	1,225,722	(286,758)	(a)	938,964
Gross profit	334,058	(49,249)		284,809
Selling, general and administrative expenses	271,833	(18,785)	(a), (b)	253,048
Goodwill impairment	428,882	-		428,882
Intangibles and long-lived asset impairment	66,940	(18,198)	(a)	48,742
Productivity and transformation costs	21,530	(883)	(a)	20,647
Amortization of acquired intangible assets	6,476	-		6,476
Operating loss	(461,603)	(11,383)		(472,986)
Interest and other financing expense (income), net	51,253	(7,494)	(e)	43,759
Other expense, net	875	49,608	(a), (c), (d)	50,483
Loss before income taxes and equity in net loss of equity-method investees	(513,731)	(53,497)		(567,228)
Provision for income taxes	15,297	-	(f)	15,297
Equity in net loss of equity-method investees	1,813	-		1,813
Net loss	$(530,841)	$(53,497)		$(584,338)

Net loss per common share:
Basic	$(5.89)			$(6.48)
Diluted	$(5.89)			$(6.48)

Shares used in the calculation of net loss per common share:
Basic	90,127			90,127
Diluted	90,127			90,127

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1.
Basis of Pro Forma Presentation

The unaudited pro forma consolidated financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of filing the Current Report on Form 8-K to which these financial statements and related notes are attached as an exhibit.

The unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with U.S. GAAP, which are subject to change and interpretation. The unaudited pro forma consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for certain transaction accounting adjustments. The unaudited pro forma consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transaction.

The unaudited pro forma consolidated financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the Transaction occurred on the dates indicated. In addition, these unaudited pro forma consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and statement of operations results.

2.
Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma consolidated balance sheet:

(a)
Reflects the removal of the North American Snacks business assets and liabilities that Hain is transferring in connection with the Transaction.
(b)
Reflects $111.2 million of cash consideration received from Snackruptors from the disposal of the North American Snacks business, which reflects the holdback of an estimate for a customary inventory adjustment, which is subject to finalization under the terms of the Purchase Agreement.
(c)
Subsequent to December 31, 2025, Hain anticipates it will incur additional non-recurring costs of approximately $7.7 million to complete the Transaction. These costs primarily relate to transaction advisory and professional fees and will not affect the consolidated statement of operations beyond twelve months after the closing of the Transaction.
(d)
Reflects net cash proceeds of $101.1 million (net of transaction costs and taxes) used to repay a portion of Hain's Term Loans (as defined in the Form 10-Q).
(e)
Reflects an estimated $0.6 million of deferred financing costs expected to be written off in connection with the estimated Term Loan repayment.
(f)
Reflects the income tax effects of the related balance sheet pro forma adjustments resulting from the Transaction. For purposes of presenting the unaudited pro forma consolidated financial information, Hain assumes that federal and state income taxes will be insignificant due to available tax attributes that are expected to fully offset federal and state tax liabilities, and anticipates maintaining a valuation allowance position following the disposition.

3.
Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The following is a description of the pro forma accounting adjustments reflected in the unaudited pro forma consolidated statement of operations:

(a)
Reflects the elimination of net sales and direct costs related to the North American Snacks business.
(b)
Subsequent to December 31, 2025, Hain anticipates it will incur additional non-recurring costs of approximately $7.7 million to complete the Transaction. These costs primarily relate to transaction advisory and professional fees.
(c)
Reflects an estimated loss of $59.3 million related to the Transaction. The actual loss recorded may be subject to change and will be based on amounts as of the closing date.
(d)
In connection with the Transaction, Hain entered into a transition services agreement whereby Hain will provide certain post-closing services to Snackruptors on a transitional basis. As such, a pro forma adjustment has been recorded for services to be provided by Hain to Snackruptors to reflect this contractual arrangement. The term of this arrangement is nine months following close and therefore has no impact to the six months ended December 31, 2025. This contractual arrangement is subject to early termination or extension.

(e)
Reflects the elimination of $3.8 million and $7.5 million of interest expense in the unaudited pro forma consolidated statement of operations for the six months ended December 31, 2025 and fiscal year ended June 30, 2025, respectively, to give effect to the estimated repayment of Term Loans and the write-off of deferred financing costs.
(f)
Reflects the income tax effects of the pro forma adjustments calculated using the applicable statutory tax rates in effect within the respective jurisdictions during the periods presented, net of any anticipated impacts to Hain’s U.S. and state valuation allowance position. Accordingly, no income tax expense (benefit) has been reflected in the transaction accounting adjustments.